Exhibit 99.1

Tessco Reports Second-Quarter 2020 Financial Results

Quarterly Revenues of $141.8 Million

Quarterly Dividend of $0.20 per Share Declared

HUNT VALLEY, MD, October 30, 2019—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its second quarter of fiscal 2020, ended September 29, 2019.

Second-Quarter Highlights:

•	Second-quarter revenue of $141.8 million
•	9% sequential increase in revenues

	Second Quarter FY 2020	First Quarter FY 2020	Second Quarter FY 2019
Revenue	$141.8M	$130.7M	$158.6M
Earnings (loss) per diluted share	$0.00	$(0.29)	$0.14
EBITDA per diluted share *	$0.20	$(0.28)	$0.33
Operating margin	0.4%	(2.5)%	1.2%

* EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Non-GAAP financial measures indicated by an asterisk (*) in the above chart of this press release are so indicated as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Second-Quarter Revenue by Market:

	Sequential Q2 FY 2020 vs. Q1 FY 2020	Year over Year Q2 FY 2020 vs. Q2 FY 2019
Commercial:
Public Carrier	17.0%	(1.3)%
VAR & Integrator	(1.1)%	(6.1)%
Total Commercial	5.0%	(4.3)%
Retail	19.1%	(24.1)%
Total	8.5%	(10.6)%

“Our second-quarter results improved sequentially over the first quarter, due to higher revenues in both our Public Carrier and Retail markets, while revenue was slightly down in our VAR and Integrator business,” said Sandip Mukerjee, President and Chief Executive Officer.  “Sales improved sequentially in our Public Carrier market as we captured new wins with Tier 1 carriers and turf vendors.

“However, on a year-over-year basis, our Public Carrier business is down slightly as we continue to see some project delays, although to a lesser extent than in the first quarter,” Mukerjee continued.  “We believe revenues in this market will improve as the year progresses.  More significantly, our VAR and Integrator revenues are down 6% compared to a year ago.  We are taking steps to improve performance in this market in the short-term.  Finally, on a year over year basis, our Retail market continues to be challenging as we have previously disclosed.

“After 70 days at the helm of the Company, I am optimistic about Tessco’s opportunities going forward,” said Mukerjee. “We have strong relationships with our customer and supplier partners, we are increasingly utilizing our own innovation to help support our customers and solve their business challenges, and we have a talented and dedicated team.

“It is clear that we have work to do to accelerate our earnings growth,” added Mukerjee. “While I have only been here a short time, we have already begun to make important changes in our structure, designed to improve order processing, supply chain management and inventory optimization. We also have implemented a stronger discipline around building and managing our sales pipeline and driving customer intimacy. We are making important technology and process investments to enhance our competitive advantage and drive profitable growth. I have also undertaken a strategic study of the business to be completed by the end of our fiscal year, with the goal of ensuring that all of the Company’s assets and resources are being best utilized to enhance long-term shareholder value,” concluded Mukerjee.

Second-Quarter 2020 Financial Results

For the fiscal 2020 second quarter, revenues totaled $141.8 million, compared with $158.6 million for the second quarter of fiscal 2019. The decrease in revenue was driven by lower sales in Tessco’s VAR and Integrator and Retail businesses.

Gross profit was $26.3 million for the second quarter of fiscal 2020, compared with $31.4 million for the same quarter of fiscal 2019. Gross margin was 18.6% for the quarter, reflecting sales and product mix and the increased impact of tariffs. This compares with 19.8% in the second quarter of last year.

As a result of lower sales and the Company’s ongoing expense control initiatives and productivity enhancements, second-quarter selling, general and administrative (SG&A) expenses decreased 12.7% to $25.7 million from the prior-year quarter.

Net income was $0.0 million, or earnings per share of $0.00, for the second quarter of fiscal 2020. This compares with net income of $1.2 million and diluted earnings per share of $0.14, for the prior-year second quarter.

Business Outlook

In light of second quarter results and the difficulty in forecasting results for the fourth quarter, which is historically our most difficult quarter to forecast, the Company now rescinds all previously given financial guidance.  Accordingly, the Company no longer expects aggregate year over year revenue and earnings growth for the final nine months of the Company’s fiscal year, as outlined in last quarter’s Business Outlook. The Company does, however, expect positive earnings in the third quarter.

The Company’s expectations published in this press release reflect only the Company’s current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Cash Dividend

The Board of Directors has declared a quarterly cash dividend of $0.20 per common share payable on November 27, 2019 to common shareholders of record on November 13, 2019. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Second-Quarter Fiscal 2020 Conference Call

Management will host a conference call to discuss second-quarter fiscal year 2020 results and business outlook tomorrow, Thursday, October 31, 2019 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in) and reference code #1799449.

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. Neither EBITDA nor EBITDA per diluted share is a recognized term under GAAP, and EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, neither EBITDA nor EBITDA per diluted share is intended to be a measure of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 50,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 31, 2019, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

Jamie Bernard, IRC
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Revenues	$141,810,900	$130,729,300	$158,636,100	$272,540,200	$309,555,500
Cost of goods sold	115,491,600	105,465,800	127,241,400	220,957,400	247,462,700
Gross profit	26,319,300	25,263,500	31,394,700	51,582,800	62,092,800
Selling, general and administrative expenses	25,745,200	28,096,500	29,477,300	53,841,700	58,438,600
Restructuring	-	488,000	-	488,000	-
Income (loss) from operations	574,100	(3,321,000)	1,917,400	(2,746,900)	3,654,200
Interest, net	335,100	208,700	244,800	543,800	419,200
Income (loss) before provision (benefit) for income taxes	239,000	(3,529,700)	1,672,600	(3,290,700)	3,235,000
Provision (benefit) for income taxes	217,000	(1,036,900)	481,800	(819,900)	885,800
Net income (loss)	$22,000	$(2,492,800)	$1,190,800	$(2,470,800)	$2,349,200

Basic earnings (loss) per share	$0.00	$(0.29)	$0.14	$(0.29)	$0.28
Diluted earnings (loss) per share	$0.00	$(0.29)	$0.14	$(0.29)	$0.27

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 29,	March 31,
	2019	2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$108,200	$30,300
Trade accounts receivable	91,624,500	93,966,200
Product inventory, net	84,144,200	71,845,400
Prepaid expenses and other current assets	9,081,600	5,562,800
Total current assets	184,958,500	171,404,700

Property and equipment, net	13,875,700	15,003,500
Goodwill, net	11,677,700	11,677,700
Deferred tax assets	55,300	55,300
Lease asset - right of use	13,718,000	-
Other long-term assets	9,661,800	8,354,600
Total assets	$233,947,000	$206,495,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$72,745,000	$73,059,700
Payroll, benefits and taxes	3,876,000	5,929,500
Income and sales tax liabilities	261,700	749,000
Accrued expenses and other current liabilities	3,204,900	2,652,400
Revolving line of credit	35,279,500	14,378,100
Lease liability, current	2,486,100	-
Total current liabilities	117,853,200	96,768,700

Lease liability	11,393,800	-
Long-term liabilities	821,800	939,900
Total liabilities	130,068,800	97,708,600

Shareholders’ equity:
Preferred stock	-	-
Common stock	101,000	99,800
Additional paid-in capital	64,504,000	62,666,400
Treasury stock	(58,484,300)	(57,614,100)
Retained earnings	97,757,500	103,635,100
Total shareholders’ equity	103,878,200	108,787,200
Total liabilities and shareholders’ equity	$233,947,000	$206,495,800

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Net Income as reported	$22,000	$(2,492,800)	$1,190,800	$(2,470,800)	$2,349,200
Add:
Provision for income taxes	217,000	(1,036,900)	481,800	(819,900)	885,800
Interest, net	335,100	208,700	244,800	543,800	419,200
Depreciation and amortization	1,113,800	960,800	900,900	2,074,600	1,838,000
EBITDA	$1,687,900	$(2,360,200)	$2,818,300	$(672,300)	$5,492,200
Add:
Stock based compensation	391,800	338,900	384,800	730,700	705,272
EBITDA, adjusted	$2,079,700	$(2,021,300)	$3,203,100	$58,400	$6,197,472

EBITDA per diluted share	$0.20	$(0.28)	$0.33	$(0.08)	$0.64
Adjusted EBITDA per diluted share	$0.24	$(0.24)	$0.37	$0.01	$0.72

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 29, 2019			Three Months Ended September 30, 2018			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$39,169	$-	$39,169	$39,694	$-	$39,694	(1.3%)	-	(1.3%)
VAR and Integrator	64,482	-	64,482	68,650	-	68,650	(6.1%)	-	(6.1%)
Retail	-	38,160	38,160	-	50,292	50,292	-	(24.1%)	(24.1%)
Total revenues	$103,651	$38,160	$141,811	$108,344	$50,292	$158,636	(4.3%)	(24.1%)	(10.6%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,860	$-	$4,860	$4,780	$-	$4,780	1.7%	-	1.7%
VAR and Integrator	15,324	-	15,324	16,912	-	16,912	(9.4%)	-	(9.4%)
Retail	-	6,135	6,135	-	9,703	9,703	-	(36.8%)	(36.8%)
Total gross profit	$20,184	$6,135	$26,319	$21,692	$9,703	$31,395	(7.0%)	(36.8%)	(16.2%)
% of revenues	19.5%	16.1%	18.6%	20.0%	19.3%	19.8%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 29, 2019	Three Months Ended September 30, 2018	Growth Rates Compared to Prior Year Period
Product Revenues
Base Station Infrastructure	$71,473	$75,515	(5.4%)
Network Systems	22,855	22,564	1.3%
Installation, Test and Maintenance	7,240	8,891	(18.6%)
Mobile Device Accessories	40,243	51,666	(22.1%)
Total revenues	$141,811	$158,636	(10.6%)

Product Gross Profit
Base Station Infrastructure	$14,565	$15,534	(6.2%)
Network Systems	3,463	3,561	(2.8%)
Installation, Test and Maintenance	1,229	1,803	(31.8%)
Mobile Device Accessories	7,062	10,497	(32.7%)
Total gross profit	$26,319	$31,395	(16.2%)
% of revenues	18.6%	19.8%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 29, 2019			Three Months Ended June 30, 2019			Growth Rates Compared to Prior Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$39,169	$-	$39,169	$33,486	$-	$33,486	17.0%	-	17.0%
VAR and Integrator	64,482	-	64,482	65,194	-	65,194	(1.1%)	-	(1.1%)
Retail	-	38,160	38,160	-	32,049	32,049	-	19.1%	19.1%
Total revenues	$103,651	$38,160	$141,811	$98,680	$32,049	$130,729	5.0%	19.1%	8.5%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,860	$-	$4,860	$4,253	$-	$4,253	14.3%	-	14.3%
VAR and Integrator	15,324	-	15,324	15,969	-	15,969	(4.0%)	-	(4.0%)
Retail	-	6,135	6,135	-	5,042	5,042	-	21.7%	21.7%
Total gross profit	$20,184	$6,135	$26,319	$20,222	$5,042	$25,264	(0.2%)	21.7%	4.2%
% of revenues	19.5%	16.1%	18.6%	20.5%	15.7%	19.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 29, 2019	Three Months Ended June 30, 2019	Growth Rates Compared to Prior Period

Product Revenues
Base Station Infrastructure	$71,473	$69,069	3.5%
Network Systems	22,855	22,552	1.3%
Installation, Test and Maintenance	7,240	6,025	20.2%
Mobile Device Accessories	40,243	33,083	21.6%
Total revenues	$141,811	$130,729	8.5%

Product Gross Profit
Base Station Infrastructure	$14,565	$14,521	0.3%
Network Systems	3,463	3,927	(11.8%)
Installation, Test and Maintenance	1,229	1,084	13.4%
Mobile Device Accessories	7,062	5,732	23.2%
Total gross profit	$26,319	$25,264	4.2%
% of revenues	18.6%	19.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six Months Ended September 29, 2019			Six Months Ended September 30, 2018			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$72,655	$-	$72,655	$80,054	$-	$80,054	(9.2%)	-	(9.2%)
VAR and Integrator	129,676	-	129,676	134,197	-	134,197	(3.4%)	-	(3.4%)
Retail	-	70,209	70,209	-	95,304	95,304	-	(26.3%)	(26.3%)
Total revenues	$202,331	$70,209	$272,540	$214,251	$95,304	$309,555	(5.6%)	(26.3%)	(12.0%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$9,113	$-	$9,113	$10,406	$-	$10,406	(12.4%)	-	(12.4%)
VAR and Integrator	31,293	-	31,293	32,829	-	32,829	(4.7%)	-	(4.7%)
Retail	-	11,177	11,177	-	18,858	18,858	-	(40.7%)	(40.7%)
Total gross profit	$40,406	$11,177	$51,583	$43,235	$18,858	$62,093	(6.5%)	(40.7%)	(16.9%)
% of revenues	20.0%	15.9%	18.9%	20.2%	19.8%	20.1%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six Months Ended September 29, 2019	Six Months Ended September 30, 2018	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$140,542	$149,829	(6.2%)
Network Systems	45,407	45,341	0.1%
Installation, Test and Maintenance	13,265	16,322	(18.7%)
Mobile Device Accessories	73,326	98,063	(25.2%)
Total revenues	$272,540	$309,555	(12.0%)

Product Gross Profit
Base Station Infrastructure	$29,086	$31,250	(6.9%)
Network Systems	7,390	7,224	2.3%
Installation, Test and Maintenance	2,313	3,276	(29.4%)
Mobile Device Accessories	12,794	20,343	(37.1%)
Total gross profit	$51,583	$62,093	(16.9%)
% of revenues	18.9%	20.1%